SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On November 1, 2007, FTI Consulting, Inc. (“FTI”) issued a press release announcing our financial results for the three months and nine months ended September 30, 2007, as well as other information, including operating results by business segment, other developments and updated guidance for 2007. The full text of the press release (including Financial Tables) (the “Press Release”) issued on November 1, 2007 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

ITEM 7.01.	Regulation FD Disclosure

The Press Release (including Financial Tables and updated guidance for 2007) includes a discussion of (i) operating income before interest, taxes, depreciation and amortization, amortization of intangible assets and litigation settlements (“EBITDA”) and EBITDA by business segment, (ii) EBITDA adjusted for (a) FAS Statement No. 123(R) option based expense (“FAS Statement No. 123(R)”) and/or (b) special charges totaling $23.0 million that were taken in the third quarter ended September 30, 2006 (“Special Charges”) (each and collectively, referred to as “Adjusted EBITDA”), (iii) net income adjusted for (a) FAS Statement No. 123(R), (b) Special Charges, and/or (c) amortization of intangible assets (each and collectively, referred to as “Adjusted Net Income”), (iv) earnings per diluted share adjusted for (a) FAS Statement No. 123(R), (b) Special Charges, and/or (c) amortization of intangible assets (each and collectively “Adjusted Diluted EPS”). Although EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles, FTI believes that they are useful operating performance measures for evaluating our results of operations from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. FTI uses EBITDA to evaluate and compare the operating performances of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it considers acquiring.

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS exclude certain items to provide better comparability from period to period. Reconciliations of Adjusted Net Income to consolidated net income, Adjusted Diluted EPS to Diluted EPS, and EBITDA and Adjusted EBITDA to operating income and net income for the three months and six months ended September 30, 2007 are included in the Financial Tables which are part of the Press Release furnished as Exhibit 99.1.

With respect to FTI’s guidance for 2007, a reconciliation of EBITDA to net income as projected for the year ending December 31, 2007 is not reasonably available because FTI cannot determine net income for its 2007 fiscal year with certainty at this time.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are not defined in the same manner by all companies and may not be comparable to other

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similarly titled measures of other companies unless the definition is the same. We believe that EBITDA and Adjusted EBITDA as supplemental financial measures are also indicative of FTI’s capacity to incur and service debt and thereby provides additional useful information to investors regarding FTI’s financial condition and results of operations. EBITDA and Adjusted EBITDA for purposes of the covenants set forth in our senior secured credit facility are not calculated in the same manner as calculated for purposes of the Financial Tables included in the Press Release.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated November 1, 2007 (including Financial Tables and updated guidance for 2007) of FTI Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: November 2, 2007	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 1, 2007 (including Financial Tables and updated guidance for 2007) of FTI Consulting, Inc.